                                                                       EXHIBIT C
                                                                       ---------

                      SCHEDULE 13D JOINT FILING AGREEMENT

     The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

     (i) The undersigned and each other person executing this Agreement are individually eligible to use the Schedule 13D to which this Exhibit is attached and such Schedule 13D is filed on behalf of the undersigned and each other person executing this Agreement; and

     (ii) The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                                  * * * * * *

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     In Witness Whereof, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth opposite their name.


Date: January 3, 2000        VMM MERGER CORP.

                             By:  /s/ Joseph Pretlow
                                  ______________________________

                             Its: Vice President
                                  ______________________________



Date: January 3, 2000        BAIN CAPITAL FUND VI, L.P.

                             By: Bain Capital Partners VI, L.P.,
                                  its General Partner

                             By: Bain Capital Investors VI, Inc.,
                                  its General Partner



                             By:  /s/ Joseph Pretlow
                                  ______________________________
                             Its: Managing Director


Date: January 3, 2000         BAIN CAPITAL PARTNERS VI, L.P.

                             By: Bain Capital Investors VI, Inc.,
                                   its General Partner


                             By:  /s/ Joseph Pretlow
                                  ______________________________
                             Its: Managing Director



Date: January 3, 2000         BAIN CAPITAL INVESTORS VI, INC.


                             By:  /s/ Joseph Pretlow
                                  ______________________________
                             Its: Managing Director

                             /s/ W. Mitt Romney
                             __________________________________
Date: January 3, 2000        W. Mitt Romney

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